SunTrust Banks, Inc.
Mail Code FL - DB - 1012
220 S. Ridgewood Avenue, Suite 100
Daytona Beach, Florida 32114
Tel (386) 258-2530
Fax (386) 258-2688

COPY

David R. Pijot
Senior Vice President
Motorsports Banking

SUNTRUST

April 7, 2005

Mr. Robert W. Riley
Mr. William P. Riley
Riley Technologies, LLC
1200 North Main Street
Speedway, IN 46224

RE: Loan Commitment and Agreement

Dear Bob and Bill:

We are pleased to advise you that SunTrust Banks, Inc. (hereinafter referred to as "Bank") has approved a new loan (hereinafter referred to as the "loan") for your company in the amount of one hundred seventy thousand seven hundred thirty and 00/100 dollars ($170,730.00). The loan is being offered subject to the following terms and conditions:

A. TERMS OF LOAN:

1. Borrower: Advances under the loan shall be made to Riley Technologies, LLC (hereinafter referred to as "Borrower"), who shall be responsible for the repayment of the advances.

2. Amount of Loan: One hundred seventy thousand seven hundred thirty and 00/100 dollars ($170,730.00).

3. Purpose: Advances under the loan are to be used to purchase a 2005 Optima 19' Columbia Toter Motorhome.

4. Term of Loan: The line shall be represented by a promissory note or notes, payable as follows:

   Fifty-nine monthly principal and interest payments of $1,477.87 with a final payment of any remaining principal plus accrued interest due on the sixtieth month.

5. Interest Rate: Advances under the loan shall bear and accrue interest at a fixed rate of interest at 6.40% . Interest shall be calculated using a year base of 360 days and charged for the actual number of days elapsed in an interest period.

6. Loan Closing Fee: $250.00

7. Loan Security: The advances shall be secured by a first lien security interest in 2005 Optima 19'Columbia Toter Motorhome, Serial# 1FVHA6CV35LU01093.

8. Loan Guaranty: The repayment of the advances and all interest accrued thereon and the performance of the Borrower and the terms herein stated shall be unconditionally guaranteed by Robert W. Riley and William P. Riley.

9. Borrower shall pay all loan closing costs, including but not limited to lender's counsel fees and all other taxes or costs imposed by governmental authorities on this transaction.

   Borrower does hereby agree to indemnify and hold the Bank harmless for the payment of doc stamps, intangible taxes and other taxes in connection with this loan.

10. All instruments and documents required hereby or affecting the property, or relating to Borrower's capacity and authority to take the loan, to execute the loan documents and such other documents, instruments, opinions and assurances as Lender may request or require, and procedures and requirements in connection herewith shall be subject to the approval, as to form and substance, of lender and lender's counsel.

11. This commitment is made exclusively to the named Borrower, and cannot be assigned without the approval of the lender. Any assignment of the Borrower without the approval of the lender will constitute a default by the Borrower under the terms herein stated and agreed upon.

B. REQUIREMENTS AND CONDITIONS OF LOAN:

1. Discharge of Liens and Taxes: The Borrower/Guarantor represent and warrant that the Borrower/Guarantor or subsidiaries will duly pay or discharge all taxes or other claims which may become a lien on any of its property or assets, excepting to the extent that such items are being appropriately contested in good faith (in which case an adequate reserve for payment shall be maintained). The Borrower/Guarantor shall furnish to the Bank evidence of payment of the taxes or claims or if contested, evidence of a reserve for payment.

2. Hazard Insurance: The borrower will maintain hazard insurance in an amount acceptable to the Bank on its equipment and other personal property pledged as collateral for this loan, naming the Bank as loss payee (long form loss payee clause) and will furnish evidence of said coverage to the Bank.

3. Annual Reports: The Borrower shall furnish to the Bank within ninety (90) days after the end of each fiscal year a profit and loss statement and reconciliation of surplus statement of the Borrower for such year, and a balance sheet as of the end of such year or a Federal Income Tax Return compiled by independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Bank. All reports shall be prepared in accordance with generally accepted accounting principles and certified by the Borrower as being true and accurate.

4. Personal Financial Statements: Signed personal financial statements of each Guarantor shall be submitted to the Bank within thirty (30) days of the anniversary date of the latest statements on file with the Bank. Personal tax returns of each Guarantor shall be submitted to the bank annually by September 30th.

5. Borrowing Resolutions: Standard documentation shall be provided the Bank with regard to borrowing authorities.

6. Depository Accounts: Borrowers agree to consider opening a depository account with the Bank.

7. Further Assurances: Borrower assures that there will be no changes in ownership of the company. Borrower also agrees not to incur any additional debt, except in the ordinary course of business, without the express written consent of the Bank.

8. Commitment Expiration: This commitment to extend this line shall expire unless it has been accepted in writing (and the acceptance received by the undersigned) on or before April 15, 2005.

9. Commitment Provisions Survive Closing: The provisions of this commitment shall survive the closing of the loan transaction contemplated herein.

11. <u>Closing:</u> The loan transaction and related documentation contemplated here in shall be closed on or before April 15, 2005 or this commitment shall be null and void.

Please indicate your acceptance of this commitment and the terms and conditions contained herein by executing your acceptance immediately below and returning one executed copy of the commitment letter and agreement to the Bank on or before April 15, 2005.

We would like to express our appreciation for the opportunity you have given us to be of service and look forward to an ongoing mutually satisfactory relationship.

Sincerely,

David R. Pijot
Senior Vice President
Motorsports Banking
386-258-2530

BORROWER'S ACCEPTANCE OF COMMITMENT AND AGREEMENT

The above line of credit commitment and agreement is hereby accepted on the terms and conditions outlined therein:

BORROWER:

Riley Technologies, LLC

By: Robert W. Riley Date:

By: William P. Riley Date:

GUARANTORS:

Robert W. Riley, Individually Date:

William P. Riley, Individually Date:

COPY

CLOSING STATEMENT
SUNTRUST l/t RILEY TECHNOLOGIES, LLC
APRIL 11, 2005

$170,730.00

Loan Facility Costs:

1. SunTrust	$ 250.00
2. Lender Counsel fee	$ 250.00
3. Filing fee, UCC-1 -	$ 45.00
4. Certificate of Good Standing	$ 12.50
Total	$ 557.50

Executed and approved this 11TH day of April, 2005.

Riley Technologies, LLC, an Indiana limited liability company

By:____________________________
Robert W. Riley, Managing Member

By: ____________________________
William P. Riley, Managing Member

COPY

PROMISSORY NOTE

$170,730.00 **APRIL 11, 2005**

FOR VALUE RECEIVED, the undersigned **RILEY TECHNOLOGIES, LLC, an Indiana limited liability company, 1200 North Main Street, Indianapolis, IN 46224,** ("BORROWER") promises to pay to the order of **SUNTRUST BANK, a Georgia banking corporation,** its successors and assigns ("LENDER"), at **220 South Ridgewood Avenue, Daytona Beach, Florida 32114** or such other location as LENDER may designate, from time to time, in writing, the principal sum of **ONE HUNDRED SEVENTY THOUSAND SEVEN HUNDRED THIRTY AND 00/100 DOLLARS ($170,730.00)** or so much thereof as may be advanced from time to time, together with interest on the outstanding principal balance in accordance with the terms and conditions hereinafter set forth in this promissory note ("Note").

1. **PAYMENT OF PRINCIPAL AND INTEREST**.

1.1 **Interest Rate and Monthly Payments**.

(a) From and after the date hereof until the maturity date, this Note shall bear a fixed interest rate at **6.40%** per annum.

(b) Interest shall be computed hereunder with respect to each day during the term of this Note by multiplying the maximum unpaid principal balance hereunder on that day by a daily interest factor, which daily interest factor shall be calculated by dividing the then interest rate per annum in effect on that day by 360. Interest so computed shall accrue for each and every day on which any indebtedness remains outstanding hereunder, including the day on which funds are initially advanced regardless of the time of day that such advance is made and including the day on which the funds are repaid unless repayment in immediately available funds is received by LENDER prior to 4:00 P.M.

(c) Commencing on the **11th** day of **May, 2005,** and upon the **11th** day of each consecutive month thereafter, BORROWER shall pay to LENDER installments of **$1,477.87**, applied first to interest accrued and then to the reduction of Principal.

1.2 **Maturity Date**. The principal balance of this Note, together with interest accrued, is due and payable **April 11, 2010**, the Maturity Date.

1.3 **Legal Tender**. All payments to LENDER hereunder- shall be payable in lawful money of the United States of America and shall be made at the address specified herein.

1.4 **Interest Upon Default**. Should BORROWER fail to pay this Note in accordance with its terms or otherwise be in default hereunder or under the Loan Documents, this Note shall bear interest at the highest rate allowable by law from the date of Default until such Default is cured.

1.5 **Late Charges**. BORROWER shall pay LENDER a late charge of five percent (5%) of any monthly payment not received by LENDER within ten (10) days after the payment is due as compensation to LENDER for the additional expense involved in servicing and handling such late payment and for the loss of the use of the funds. BORROWER shall pay this late charge only once on any late payment.

1.6 **Excessive Interest**. BORROWER and LENDER agree that the total interest charges under this Note at the time of performance shall never exceed the maximum amount permitted, from time to time, by any applicable usury statute or other applicable law. If a law, which applied to this loan and which sets maximum loan or interest charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this Note exceed the permitted limits, then, (i) any such interest or loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit so that in no event shall any exaction be possible under this Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity; and (ii) any sums already collected from BORROWER which exceeded permitted limits will be refunded to BORROWER, LENDER may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to BORROWER. Any refund which reduces principal will be treated as a partial prepayment.

1.7 **Cross-Collateral and Cross-Default**. This Note is cross-collateralized and cross-defaulted with any Notes or pledged collateral of BORROWER presently or hereafter created or pledged with LENDER. Any default on this or any other such cross-defaulted Notes shall constitute a default under this Note and all other Notes and all collateral pledged to secure the payment of this Note or any other Notes shall serve as pledged collateral and cross-collateral for this and any other Notes.

2. **PREPAYMENT, PRESENTMENT AND TRANSFER**.

2.1 **Prepayment**. BORROWER may prepay this Note in whole or in part, at any time, without penalty or premium.

2.2 **Presentment**. BORROWER, including all guarantors, sureties and endorser hereby severally (a) waive diligence, presentment for payment, demand and protest and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment; (b) consent that the time of all payments or any part thereof may be extended, rearranged, renewed or postponed by LENDER, from time to time, as often as LENDER may desire and further consent

to any substitution, exchange, addition or release of any such mortgaged premises or other collateral or the addition or release of any person or party primarily or secondarily liable hereon; and (c) agree that LENDER shall not be required first to institute any suit, or to exhaust its remedies against BORROWER, the mortgaged premises or any other collateral or any other person or party in order to enforce payment of this Note. This Note shall be the joint and several obligation of BORROWER and all sureties and endorser and shall be binding upon their respective heirs, successors and assigns. Any extension of time of, or for the payments of principal or interest or any change in the amount agreed to be paid under this Note, or any change by way or surrender or substitution of any collateral held as security for this Note shall not constitute a waiver of any rights of LENDER.

2.3 **Transfer**. LENDER'S interest in this Note may be sold, transferred, hypothecated, assigned, participated, pledged or encumbered.

3. **SECURITY AND DEFAULT**.

3.1 **Security Instruments**. The indebtedness evidenced by this Note is secured by a first lien security interest in a 2005 Optima 19' Toter Motorhome, Serial Number 1FVHA6CV35LU01093 together with all accessories and associated personal property described in the Security Agreement and the UCC-1 Financing Statement securing the repayment of this Loan document together with the Loan Commitment and other agreements between Borrower and Lender, (the "Loan Documents").

3.2 **Defaults**. If BORROWER fails to make any payment when due under this Note or if a default, as described in the Loan Documents occurs, LENDER shall have, in addition to any and all other rights and remedies available to it, the right and option to declare, upon fourteen (14) days written notice, and if such default is not cured within such fourteen (14) days, the unpaid principal balance and all accrued and unpaid interest hereon immediately due and payable and proceed to foreclose all liens and security interests securing the payment of same and to invoke all rights and remedies related thereto. With respect to non-monetary defaults, the notice period and cure period described in the preceding sentence shall be thirty (30) days.

3.3 **Remedies**. The remedies of LENDER as provided herein and in the Mortgage shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of LENDER, and may be exercised as often as the occasion therefore shall arise. No act of omission or commission of LENDER, including specifically any failure to exercise any right or remedy, shall be deemed a waiver or release of same, such waiver or release to be effective only as set forth in a written document executed by LENDER and then only to the extent specifically recited therein.

4. **MISCELLANEOUS PROVISIONS**.

4.1 **Notices**. All acknowledgments, notices, approvals, requests, responses, waivers

and demands of any kind, which either party hereto may be required, or may desire, to serve upon the other party under the terms of, or in connection with, this Note or the Loan Documents shall be in writing and may be given by mailing a copy thereof, postage prepaid, by certified or registered mail, addressed to BORROWER or LENDER at the addresses set forth below for each of them. Notice shall be deemed to have been given when delivered to and received by the party to whom it was addressed. The addresses or addressees may be changed from, time to time, by notice given, as hereinabove provided, by the party desiring a change, to the other party.

LENDER:
SunTrust Bank
220 S. Ridgewood Avenue
Suite 100
Daytona Beach, FL 32114
Attn: David R. Pijot

BORROWER:
Riley Technologies, LLC
1200 North Main Street
Indianapolis, IN 46224

4.2 **Attorneys Fees**. In the event that legal action is taken by LENDER in connection with this Note or the Mortgage, BORROWER agrees to pay all costs of collection incurred in enforcing this Note, including reasonable attorneys' fees and costs whether suit be brought or not. Attorneys' fees shall include, but are not limited to, such fees incurred in connection with administration of the loan, collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings, appeals and post judgment proceedings, as well as appearance in and connected with probate proceedings, receivership proceedings, bankruptcy proceedings, or creditors' reorganization or similar proceedings.

4.3 **Expenditures On Behalf Of BORROWER**. BORROWER further agrees to pay on demand any expenditures made by LENDER in accordance with the Loan Documents for the payment of taxes, special assessments, insurance premiums, cost of completion, repair, maintenance and preservation of any improvements, attorney fees incurred in connection with any matter pertaining hereto and/or the security pledged for this indebtedness. At the option of LENDER, all such expenditures may be added to the unpaid outstanding principal balance of this Note, and become secured by the Loan Documents executed herewith and shall accrue interest at the Default Rate or may be declared immediately due and payable.

4.4 **Further Actions**. BORROWER and LENDER agree to execute such additional documents, and to take such further actions, as may be reasonably required to carry out the provisions of this Note or any of the Loan Documents entered into in connection herewith.

4.5 **Waiver or Modification**. No delay or omission on the part of LENDER in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. Further, any forbearance by LENDER in exercising any right or remedy hereunder or otherwise afforded by applicable law shall not be a waiver of, or preclude the exercising of any such right or remedy. This Note may be modified, amended or changed only by an agreement in

writing signed by the party against whom enforcement of any waiver, modification, change, amendment or discharge is sought.

4.6 **Section Headings**. The headings of the sections of this Note are inserted solely for convenience and are not intended to govern, limit or aid in the construction of any term or provision hereof.

4.7 **Invalid Provision**. If any provision hereof or the application thereof to any person or circumstance for any reason and to any extent, shall be invalid or unenforceable, then the remainder of this Note or the application of such terms to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term hereof shall be valid and enforceable to the maximum extent permitted by law.

4.9 **Successors**. The terms of this Note shall apply to, inure to the benefit of, and bind all parties hereto, their respective successors and assigns. As used herein the term "BORROWER" shall include the undersigned and any other person or entity, who is or may subsequently become liable for the payment hereof. The term LENDER" shall include the LENDER as well as any other person or entity to whom this Note or any interest in this Note is conveyed, transferred or assigned.

4.9 **Choice of Law**. This Note shall be governed, interpreted and construed in accordance with the laws of the State of Florida. Time is of the essence under this Note.

4.10 **WAIVER OF JURY TRIAL**. By the execution hereof, BORROWER hereby knowingly, voluntarily and intentionally agrees, that:

(a) Neither the BORROWER nor any assignee, successor, heir, or legal representation of any of the same shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure arising from or based upon this the Promissory Note, any other loan agreement or any loan document evidencing, securing or relating to the obligations or to the dealings or relationship between or among the parties thereto;

(b) Neither the BORROWER nor LENDER will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial has not been or cannot be waived;

(c) The provisions of this paragraph have been full negotiated by the parties hereto, and these provisions shall be subject to no exceptions;

(d) Neither the BORROWER, nor LENDER has in any way agreed with or represented to any other party that the provisions of this paragraph will not be fully enforced in all instances; and

(e) This provision is a material inducement for LENDER to enter into this transaction.

IN WITNESS WHEREOF, BORROWER has executed this Note on the date first above written.

Riley Technologies, LLC, an Indiana limited liability company

By: ______________________________
Robert W. Riley, Managing Member

By: ______________________________
William P. Riley, Managing Member

COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement"), made and entered into effective the 11th day of April, 2005, by and between **RILEY TECHNOLOGIES, LLC, an Indiana limited liability company, 1200 N. Main Street, Indianapolis, IN 46224** (hereinafter referred to as "Assignor") and **SUNTRUST BANK, a Georgia banking corporation, 220 South Ridgewood Avenue, Suite 100, Daytona Beach, FL 32114** (hereinafter referred to as "Secured Party").

WITNESSETH:

1. Definitions. Whenever the following terms are used herein, they shall be defined as followed:

"Collateral" shall mean and include the property in which a security interest is granted pursuant to Section 2 hereof.

"Event of Default" shall mean any of the events listed in Section 4 of this Agreement.

"Obligations" shall mean all obligations of **Riley Technologies, LLC, an Indiana limited liability company**, ("Borrower") to pay all loans extended by the Secured Party to Borrower, including, without limitation that certain Promissory Note dated **April 11, 2005,** in the original principal sum of **$170,730.00** executed by Borrower, and delivered to Secured Party; (the "Note"), and all accrued interest and all charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower and Guarantor under any notes, loan agreements or other instruments between the Borrower and the Secured Party.

"Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof.

"Solvent" shall mean, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

2. Security. Assignor hereby conveys, hypothecates, mortgages, assigns, pledges, sets over, delivers and grants to the Secured Party a first security interest and lien in a 2005 Optima 19' Toter Motorhome, Serial Number 1FVHA6CV35LU01093 together with all accessories and associated personal property as described in the UCC-1 Financing Statement.

3. Representations, Warranties and Covenants. Assignor hereby represents, warrants and

covenants to and with the Secured Party as follows:

(a) Assignor is a limited liability company duly existing under the laws of the State of Indiana and has all requisite power and authority to conduct its business and own its property.

(b) Assignor is the legal and equitable owner of the Collateral and has the authority to pledge the Collateral and hold the same free and clear of all liens, charges, encumbrances and security interests. Assignor has good right and legal authority to pledge the Collateral in the manner hereby done or contemplated and will defend its title hereto against the claims of all persons whomsoever.

(c) If Secured Party exercises its rights under Section 5 hereof with respect to the Collateral, no approval or consent of any Person, including, without limitation, any other shareholders of the Corporation is required for Secured Party or its successors and assigns to realize the full benefit and enjoyment and to exercise all rights and privileges now or hereafter held by Assignor in connection with the Collateral.

(d) Assignor is Solvent.

(e) Assignor is not a party to any contract or agreement, or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise.

(f) Assignor is not in violation of any applicable statute, regulation or ordinance of any governmental entity, or of any agency thereof, in any respect materially and adversely affecting the Collateral or the property, assets, operations or condition, financial or otherwise, of Assignor.

(g) Assignor will not permit any lien, claim, charge, security interest or encumbrance to exist with respect to any Collateral hereafter, except those in the Secured Party's favor.

(h) Assignor will not sell, exchange, hypothecate, pledge, assign, convey, mortgage or abandon any Collateral to any Person without the Secured Party's written consent, nor consent to the pledge, assignment, conveyance, mortgage or abandonment of any assets of Assignor without the Secured Party's written consent.

(i) Assignor will pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral before the same become delinquent or become liens upon any of the Collateral of such assets.

(j) Assignor agrees to perform all acts and do all things which the Secured Party may request, nor or hereafter, to evidence, preserve or protect the creation, attachment or perfection of the security interest herein granted to the Secured Party.

(k) In the event that Assignor fails or refuses to perform any of its obligations set forth herein, the Secured Party shall have the right, without obligation, to do all things it deems necessary or advisable to discharge the same and any sums paid by the Secured Party, or the cost thereof, including without limitation, attorneys' fees, shall constitute Obligations secured hereby and bear interest until paid at the highest interest rate allowed by law.

(l) Assignor acknowledges and agrees that nothing contained herein shall obligate the Secured Party or impose a duty upon the Secured Party to assume any duties or obligations of Assignor with respect to any of the Collateral.

(m) Assignor certifies to Secured Party that Assignor will obtain and maintain hazard insurance in such coverage amounts and against such risks as may be reasonably acceptable to Secured Party on a 2005 Optima 19' Toter Motorhome, Serial Number 1FVHA6CV35LU01093, together with all accessories and associated personal property with such policies naming the Secured Party as loss payee and will cause the insurance company to supply to Secured Party certificates of insurance confirming such coverage and that such insurance may not be cancelled without at least ten days written notice of cancellation to Secured Party.

4. Default. Each of the following shall constitute an Event of Default hereunder:

(a) If any event of default should occur under the Note or under any other document executed in connection therewith;

(b) If Borrower or Assignor shall fail to pay or otherwise perform the Obligations;

(c) If Borrower or Assignor shall commit any breach or failure to observe or perform the terms of this Agreement;

(d) If Borrower shall (i) cease to be Solvent; (ii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or its assets under the federal bankruptcy laws, as now constituted or hereafter amended, or under any other bankruptcy, insolvency or similar law now or hereafter in effect; (iii) suffer the commencement of an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to it or its debts or its assets under the federal bankruptcy laws, as now constituted hereafter amended, or under any other bankruptcy, insolvency or similar law now or hereafter in effect; (iv) suffer the entry of an order for relief by any court having jurisdiction in the premises in an involuntary bankruptcy case under the federal bankruptcy laws, as now constituted or hereafter amended; (v) suffer or permit the filing of any other petition for relief under the federal bankruptcy laws, as now constituted or hereafter amended, or under any other bankruptcy, insolvency or similar law now or hereafter in effect; (vi) fail, suspend business, or consent to or suffer a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of any of its respective assets or affairs; (vii) make an assignment for the benefit of creditors; or (viii) call a meeting of creditors for the composition of

debts;

(e) If any of the Collateral shall be attached or levied upon or seized in any legal proceedings, or held by virtue of any lien or distress;

(f) If Borrower or Assignor shall breach any representation, covenant, warranty or agreement set forth herein;

(g) If Borrower or Assignor shall make any misrepresentation to the Secured Party in connection with this Agreement and Note, executed in connection with the Obligations ("Loan Documents") or any transaction relating thereto;

(h) If Assignor or Borrower shall be dissolved or terminated; or

(h) If Assignor shall transfer or further encumber the Collateral.

(i) Prior to Secured Party pursuing its rights and remedies described in paragraph 5 of this instrument, in the event of a default in the payment of money under the obligation, Secured Party shall provide written notice to Assignor and if such default is not cured within fourteen (14) days, Secured Party may pursue the rights and remedies described in paragraph 5 of this instrument. In the event of non-monetary default, the notice and cure period described in the preceding sentence shall be thirty (30) days.

5. The Secured Party's Rights and Remedies. Upon the occurrence of an Event of Default:

(a) All of the Obligations of Assignor to the Secured Party shall, at the option of the Secured Party, become due and payable.

(b) Secured Party shall thereupon have, in addition to all other rights provided herein, the rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida, and further, Secured Party may, without demand and without advertisement, notice or legal process of any kind (except as may be required hereunder or by law), all of which Assignor waives, at any time or times, sell and deliver any or all of the Collateral held by or for the Secured Party at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable, at its sole discretion. The Secured Party or any affiliate of the Secured Party may be the purchaser at any sale as described above, free from the right of redemption after such sale, which right of redemption Assignor also waives. The Secured Party may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Assignor agrees that the Secured Party has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person.

(c) In addition thereto, each Assignor further agrees (i) in the event that notice is necessary under applicable law, written notice mailed to Assignor in the manner specified in Section 9 (k) hereof not less than five (5) business days prior to the date of public sale of any of the Collateral subject to the security interest created herein or prior to the date after which private sale or any other disposition of said Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of lenders disposing of similar property but in any event the Secured Party may sell on such terms as it may choose without assuming any credit risk and without any obligation to advertise or give notice of any kind; and (iii) the proceeds of any such sale or disposition shall be applied first to the satisfaction of the Secured Party's attorney's fees, legal expenses, and other costs and expenses incurred in connection with the taking, retaking, holding, preparing for sale and selling of the Collateral and second to the payment (in whatever order the Secured Party elects) of the Obligation. After the application of all such proceeds as aforesaid, the Secured Party will return any excess to Assignor. To the extent permitted by applicable laws, Assignor waives all claims, damages and demands against the Secured Party arising out of the repossession, retention or sale of the Collateral.

6. Power of Attorney. Assignor appoints the Secured Party, or any other Person whom the Secured Party may designate, as attorney in fact, effective from the occurrence of any Event of Default, with power to endorse Assignor's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Secured Party's possession and to do any and all things necessary to carry out this Agreement. Assignor ratifies and approves all acts of such attorney. Neither the Assignor nor any other Person designated by it as attorney hereunder will be liable for any acts or omissions or for any error of judgment or mistake of facts or law. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and performed.

7. Termination. Assignor acknowledges and agrees that this Agreement shall continue in full force and effect unless and until the obligations have been fully paid and performed.

8. Successors and Assigns; Waivers; Amendments.

(a) Secured Party shall have the absolute right to assign this Agreement and to transfer, assign or sell participation in its interest hereunder from time to time. Assignor shall not be permitted to assign this Agreement or any interest herein.

(b) All of the rights, privileges, remedies and options given to the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of Assignor.

(c) Assignor waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Assignor might otherwise be entitled, except as otherwise set forth herein.

(d) Failure by the Secured Party to exercise any right, remedy or option under this Agreement or in any other agreement between the parties hereto, or delay by the Secured Party in exercising the same, will not operate as a waiver.

(e) No waiver by the Secured Party will be effective unless it is in writing and then only to the extent specifically stated, and no waiver by the Secured Party on any occasion shall affect or diminish the Secured Party's right thereafter to require strict performance by Assignor of any provision of this Agreement.

(f) The Secured Party's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which the Secured Party may have.

(g) This Agreement cannot be changed or terminated orally, but only by a writing signed by the party against whom enforcement is sought.

9. General Provisions.

(a) Assignor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Secured Party may at any time request in connection with the administration and enforcement of the Agreement or relative to the Collateral or any part thereof or in order better to assure and confirm unto the Secured Party its rights and remedies hereunder.

(b) Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

(c) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d) Assignor shall reimburse Secured Party for all of the Secured Party's expenses incurred in connection with the development, preparation, execution, delivery, modification, regular review and administration of this Agreement including searches, filings, filing fees and taxes and the fees and disbursements of Secured Party's attorneys, and local counsel retained by them, and all costs and expenses incurred by the Secured Party (including attorney's fees and disbursements) to: (i) commence, defend or intervene in any court proceeding; (ii) file a petition,

complaint, answer, motion or other pleadings, or to take any other action in or wit respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, this Agreement or any of the Loan Documents; (iii) protect, collect, lease, sell, or liquidate any of the Collateral; (iv) attempt to enforce any security interest in any of the Collateral or to seek any advice with respect to such enforcement; and (v) enforce any of the Secured Party's rights to collect any of the Obligation. Assignor also agrees to pay, and to save harmless the Secured Party from any delay in paying, any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the recording of it hereof or any modification of it hereof.

(e) If Assignor fails to pay any amount necessary for the protection and preservation of the Collateral securing the Obligations, the Secured Party may pay same at the Secured Party's option, together with interest and penalty, and the amounts so paid shall be added to the Obligations, bearing interest until paid, and be secured by the Collateral. Additionally, in order to protect any security interest which the Secured Party is granted hereunder, the Secured Party may, in it sole discretion, discharge or acquire any indebtedness secured by any lien or encumbrance or bond the same, pay any service bureau or obtain any record and any amounts so paid shall be added to the Obligations, bearing interest until paid at the highest interest allowed by law, and be secured by the Collateral.

(f) Assignor covenants, warrants and represents to the Secured Party that all representations and warranties contained in this Agreement shall be true at the time of Assignor's execution of this Agreement, shall survive the execution, delivery and acceptance thereof by the parties hereto and the closing of the transactions described herein or related hereto, and (except to the extent that they shall be untrue solely as a result of transactions permitted by this Agreement or otherwise consented to by the Secured Party) shall be true from time to time of Assignor's execution of this Agreement until the termination of this Agreement.

(g) No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair parties hereto in any way with respect to (i) any transaction or event occurring prior to such termination or cancellation, (ii) the Collateral, or (iii) any of Assignor's undertakings, agreements, covenants, warranties and representations contained in this Agreement, and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until Assignor's Obligations to the Secured Party under this Agreement and any of the other Loan Documents shall have been fully paid and satisfied.

(h) The Secured Party may, in its sole discretion, (i) exchange, enforce, waive or release any security or portion of the Collateral, (ii) apply such security or any proceeds of the Collateral and direct the order or manner of sale thereof as the Secured Party may, from time to time, determine, and (iii) settle, compromise, collect or otherwise liquidate any such security or Collateral for the Obligation in any manner following the occurrence of any Event of Default without affecting or impairing the Secured Party's right to take any other further action with

respect to any security for the Obligation or with respect to any party.

(i) The Secured Party shall have the continuing and exclusive right to apply or reverse and reapply any and all payments to any portion of the Obligations. To the extent that Assignor makes a payment or payments to the Secured Party or the Secured Party receives any payment or proceeds of the Collateral for application to the Obligations, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Secured Party.

(j) Assignor recognizes that, in the event Assignor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Secured Party; therefore, Assignor agrees that the Secured Party, of the Secured Party so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(k) All notices and other communications from either party to the other hereunder shall be in writing and shall be deemed received upon actual receipt when given by hand delivery, telex, telegram, or facsimile transmitter, or upon the expiration of three (3) business days following deposit in the United States mails, with proper postage prepaid, and addressed to the respective party as follows:

If to Assignor: Riley Technologies, LLC
1200 N. Main Street
Indianapolis, IN 46224
Attn: Robert W. Riley/William P. Riley

If to Secured Party: SunTrust Bank
220 South Ridgewood Avenue, Suite 100
Daytona Beach, FL 32114
Attn: David R. Pijot, Senior Vice President
Motorsports Banking Group

(l) The validity of this Agreement and of all transactions provided for herein shall be governed by, interpreted and construed under, and in accordance with, the laws of the State of Florida and any litigation to enforce the terms of this Agreement shall lie exclusively in the state courts of Volusia County, Florida, and Assignor/Borrower submits itself to the continuing in personam and in rem jurisdiction of the state courts of Volusia County, Florida. In the event that it is necessary to enforce this Agreement by resort to litigation, the prevailing party in such action

shall recover from the non-prevailing party all costs of litigation, including a reasonable attorneys' fee, including fees incurred for the preservation of this Agreement in bankruptcy.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

"ASSIGNOR"

Riley Technologies, LLC, an Indiana limited liability company

By: ______________________________
Robert W. Riley, Managing Member

By: ______________________________
William P. Riley, Managing Member

"SECURED PARTY"

SUNTRUST BANK, a Georgia banking corporation

By: ______________________________
David R. Pijot, Senior Vice President
Motorsports Banking Group

COPY

CERTIFIED COPY OF LIMITED LIABILITY COMPANY RESOLUTION

The undersigned, Robert W. Riley and William P. Riley, certify that they are the Managing Members of Riley Technologies, LLC, an Indiana limited liability company, (the "Company") and that they are the custodians of the records of the Company and that the following is a true and correct copy of a Resolution duly adopted by the Managing Members of the Company, a quorum being present, effective April 11, 2005, viz.:

Resolved, that Robert W. Riley and William P. Riley as Managing Members of the Company are authorized to execute a Promissory Note and all associated Loan Documents in favor of SunTrust Bank for a Loan in the amount of $170,730.00, in accordance with a loan commitment and agreement dated April 7, 2005, all in favor of SunTrust Bank, as a full and binding legal obligation of the Company.

Executed and certified this 11th day of April, 2005.

____
Robert W. Riley, Managing Member

____
William P. Riley, Managing Member

COPY

Certification of Execution Affidavit

STATE OF INDIANA

COUNTY OF MARION

On the 11th day of April, 2005, personally appeared **Robert W. Riley and William P. Riley** and before me executed the attached Promissory Note dated as of **April 11, 2005,** in the principal amount of **One Hundred Seventy Thousand Seven Hundred Thirty and 00/100 ($170,730.00)** payable by, **Riley Technologies, LLC,** as maker, to SunTrust Bank.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.

____
Signature of Notary Public, State of Indiana

____
Print, Type or Stamp Commissioned Name of Notary Public)
____ Personally known; OR ____ Produced I.D.

____
(type and number of I.D. produced)

SUNTRUST COPY **Notice to Insurance Company**

SunTrust Bank

Motorsports Banking Group

220 S. Ridgewood Ave., Ste 100

Daytona Beach, FL 32114-4364

Date: April 11, 2005

To:

Re Insured Owner(s): Riley Technologies, LLC

Owner Address: 1200 N. Main St., Speedway, IN 46224-6576

Policy No:

Property Insured:

Notice To Insurance Company:

The referenced property which is insured by your company has been assigned as collateral for credit extended by SunTrust Bank. Please send proof of insurance coverage, along with an endorsement naming SunTrust Bank as loss payee (or mortgagee if the property consists of real estate) to SunTrust at the address shown above.

Proof of coverage must meet the following requirements:

1. Contain the name and address of the insured
2. Identify the property covered
3. Indicate the amount of coverage
4. Indicate the effective date and expiration date
5. Identify SunTrust Bank as the loss payee or mortgagee

Sincerely,

Riley Technolgies, LLC

The enclosed copy of this letter must be returned with the proof of insurance.

Copies: 0
Distribution: Original and - CCSC
630047 (03/04)

GUARANTY AGREEMENT

1. THAT **Robert W. Riley, individually, and William P. Riley, individually, jointly and severally** (herein referred to as "Guarantor"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce **SUNTRUST BANK,** a Georgia banking corporation, (herein called "Lender"), at its option, at any time and from time to time to provide credit or other financial accommodations, with or without security to or for the account of **Riley Technologies, LLC, an Indiana limited liability company** ("Borrower"), at the special instance and request of Lender, hereby jointly and severally, unconditionally guarantee, with any and all others liable for repayment of the Obligations, whether as maker, endorser, surety or guarantor, the prompt payment of all indebtedness and liabilities not or hereafter evidenced by or arising under or by virtue of that certain Promissory Note executed by Borrower, payable to the order of Lender, dated **April 11, 2005,** in the original principal sum of **$170,730.00,** secured, among other things, by a Security Agreement of even date therewith encumbering certain tangible personal property described in the Security Agreement and under any principal, interest, costs of collection, and attorney's fees, according to the terms thereof and all renewals, extensions, consolidations, modifications and rearrangements thereof, whether with or without notice to Guarantor and any indebtedness resulting from advances made on Borrower's behalf by Lender to protect its security and to preserve the priority and security of its first lien ("Obligations").

2. Guarantor further unconditionally guarantees the faithful, prompt and complete compliance by Borrower with all the terms and conditions of the Note, the Security Agreement and all other loan documents of all costs, expenses, charges and other expenditures required to be made by Borrower or which Borrower agrees to make under the terms and provisions of any loan document. This Guaranty Agreement shall continue until all obligations and liabilities of Guarantor resulting from this Guaranty Agreement are paid.

3. If the total indebtedness of Borrower to Lender shall at any time exceed the amount for which the Guarantor may be liable under the provisions hereof, Lender may, at its option and without in any wise impairing its rights hereunder or diminishing any liability of Guarantor under this Guaranty Agreement, apply so much of such indebtedness as shall exceed the Obligations for which the Guarantor is liable, any amounts paid to or received by or coming into the hands of Lender from or attributable to Borrower or any other person or party liable for any of such indebtedness or from or attributable to or representing proceeds or any property or security held by Lender securing payment of any of such indebtedness or any credits, deposits or offsets due Borrower or any other Guarantor or party liable on any of such indebtedness (whether or not the Obligations or such indebtedness is then due). It is intended to give Lender the right to apply all payments, credits and offsets and amounts becoming available for application on or credit against any indebtedness now or hereafter existing of Borrower to Lender first toward payment and satisfaction of Borrower's indebtedness not hereby guaranteed, before making application hereof on or against the Obligations for which Guarantor is or shall be liable hereunder.

4. If Guarantor is or becomes liable for any indebtedness owing by Borrower to Lender

by endorsement or otherwise than under this Guaranty Agreement, such liability shall not be in any manner impaired or reduced hereby and shall have all and the same force and effect it would have had if this Guaranty Agreement had not existed.

5. The Guarantor represents and warrants to the Lender that any financial statements and information regarding the Guarantor heretofore delivered to the Lender are true and correct in all material respects, having been prepared in accordance with generally accepted accounting practices applied on a consistent basis throughout the period covered thereby and fairly present the financial position of the Guarantor as of the dates thereof, and that no adverse change has occurred in the financial condition of Guarantor reflected therein since the date thereof. The Guarantor shall provide Lender personal income tax returns, financial statements and financial reports in form acceptable to Lender annually and from time to time as requested by Lender. This obligation to provide financial information shall terminate at such time as this Guaranty Agreement is no longer in effect.

6. All amounts becoming payable by Guarantor to Lender under this Guaranty Agreement shall be payable at the offices of **SUNTRUST BANK**, 220 South Ridgewood Avenue, Suite 100, Daytona Beach, Florida 32114.

7. In each event whenever all or any portion of the Obligations shall become due and remain unpaid (howsoever the maturity thereof may have occurred), Guarantor will, on demand, pay to Lender the amount of the Obligations remaining due and unpaid.

8. This is a guaranty of payment and performance and Guarantor, as primary obligor, waives any notice of acceptance of this Guaranty Agreement by Lender, and notice of the creation, advancement, increase, existence, extension, renewal, consolidation, modification or rearrangement of the Obligations, or any indulgence with respect to the Obligations or non payment thereof or default thereon, and waive grace, demand, protest, notice of intent to accelerate, notice of acceleration, and presentment with respect to this Guaranty Agreement, and notice, demand, protest, notice of acceleration, notice of intent to accelerate and presentment with respect to the Obligations, and waive notice of the amount of the Obligations outstanding at any time. Guarantor, as primary obligor, agrees not to assert any defense available to Borrower against Lender with regard to the Obligations, other than the defenses of prior performance or limitations, including any defense based upon an election of remedies of any type or duty of Lender to disclose information of any type to Guarantor regarding Borrower or the Obligations. The Guarantor hereby subordinates all indebtedness owing to Guarantor from Borrower to all indebtedness of Borrower to Lender and agrees that Guarantor shall not accept any payment on the same until payment in full of the Obligations and shall not attempt to set off or reduce any obligations hereunder because of such indebtedness. The Guarantor further subordinates any lien, security interest or other interest that it may have on any collateral or security securing payment of the Obligations to the liens and security interest on said collateral and security in favor of the Lender. Until all of the Obligations and other Obligations covered hereby shall have been paid or performed in full, Guarantor shall have no rights of subrogation and waives any right to enforce any remedy which Lender now has or may have hereafter against Borrower, and waive any benefit of or right to participate in any security now or

hereafter held by Lender.

9. Guarantor agrees that no acceleration of the maturity of the Obligations, no renewal, extension or rearrangement of or any other indulgence with respect to the Obligations, no release of or substitution for any security or other guaranty now or hereafter held by the Lender for payment of the Obligations, no release of Borrower or other person liable for payment of the Obligations, including without limitation any maker, endorser, guarantor or surety ("Other Liable Party"), no delay in enforcement of payment of the Obligations and no delay or omission or lack of diligence in care in exercising any right or power with respect to the Obligations or any security therefor or guaranty thereof shall in any manner impair or affect the rights of Lender or the obligations, duties and liabilities of Guarantor hereunder. Guarantor agrees that it shall not be necessary or required that Lender make demand for payment upon Borrower or any other Liable Party or present the Obligations for payment by Borrower or any other Liable Party or make protest thereof or give notice to Borrower or any Other Liable Party of maturity or nonpayment of the Obligations or file suit or proceed to obtain or assert a claim for personal judgment against Borrower or any Other Liable Party for the Obligations or make any effort at collection of the Obligations from Borrower or any Other Liable Party or foreclose against or seek to realize upon any security now or hereafter existing for the Obligations or exercise or assert any other right or remedy to which Lender is or may be entitled in connection with the Obligations or any security or other guaranty therefor, or assert or file at any time any claim against the assets or estate of Borrower or any Other Liable Party as a condition of enforcing the liability of Guarantor under this Guaranty Agreement or requiring payment of the Obligations by Guarantor. Guarantor waives any right to the benefit of or to require or control application of any collateral now existing or hereafter obtained by Lender as security for the Obligations and agrees that Lender shall have no duty insofar as Guarantor is concerned to apply upon any of the Obligations, other than payments upon the Obligations by Borrower, any money, payments or other property at any time received by or paid to or in the possession of Lender. Guarantor agrees that Guarantor shall not have any recourse or action against Lender by reason of any action Lender may take or omit to take in connection with the Obligations or collection of any sums or amounts herein mentioned, or in connection with any security or any other guaranty at any time existing therefor.

10. Guarantor agrees to the terms, provisions and conditions of any note or notes, security agreement or other agreements which may have been or may hereafter be executed by Borrower evidencing or in connection with the Obligations and agrees that Guarantor's liability hereunder shall in no manner be affected, impaired, limited or released by any term, provision or condition of any such note or other agreement or by failure, refusal or omission of Lender to enforce or observe any such term, provision or condition or any action taken or omitted to be taken by Lender pursuant thereto or in connection therewith. Guarantor has been provided and reviewed all of the loan documents executed by Borrower in connection with the loan and understands the obligations created thereunder.

11. All payments made upon the Obligations at any time shall be deemed to have been paid by Borrower unless express written notice that such payment is made by Guarantor accompanies such payment.

12. If the Obligations are now or hereafter secured by any collateral, Guarantor agrees that Lender may, from time to time at its discretion, and without valuable consideration, allow substitution or withdrawal of or release all or any part of such collateral, without notice to or consent by Guarantor, and without in any wise impairing diminishing or leasing the liability of Guarantor hereunder.

13. Guarantor agrees that suit may be brought against Guarantor without making Borrower or any Other Liable Party a party to such suit, as Lender may elect, and that Lender may compromise or settle with any Other Liable Party for such sum or sums as it may elect and may in its discretion release any Other Liable Party from any and all further liability to Lender for the Obligations (with or without receiving any payment or other consideration incident to such release) without affecting, impairing, limiting or releasing the right of Lender to demand and collect the entire unpaid principal balance of the Obligations from the Guarantor.

14. This Guaranty Agreement is intended for and shall inure to the benefit of Lender and all other persons who shall from time to time be or become the owner or holder of any of the Obligations hereby guaranteed, and reference herein to "Lender" shall also include and refer to all successors and assigns of Lender at any time holding or owning any part of or interest in any part of the Obligations hereby guaranteed. This Guaranty Agreement shall be transferable with the same force and effect and to the same extent that the Obligations are transferable, it being understood and stipulated that upon the assignment or transfer by Lender of any of the Obligations hereby guaranteed the legal holder or owner of such Obligations shall, if so provided by Lender in its assignment, have and may exercise all of the rights granted to Lender under the Guaranty Agreement to the extent of the part of or interest in the Obligations thus assigned or transferred to such other holder or owner. Guarantor waives notice of transfer or assignment of the Obligations or the rights of Lender hereunder, but no such transfer shall be effective as to Guarantor unless and until Guarantor shall have received a statement signed by both Lender and such transferee or assignee. Guarantor shall be entitled to make all payments hereunder to Lender as set forth in Paragraph 6 here of, notwithstanding any such transfer, until receipt of such statement or notification of transfer, as herein provided.

15. As security for this Guaranty Agreement and all other indebtedness which may at any time be owing by Guarantor to Lender, Guarantor gives to Lender a security interest and contractual right of set off in and to all money and property of Guarantor now or at any time hereafter coming within Lender's custody or control, including with limitation, all certificates of deposit and other deposits and accounts, whether such certificates of deposit or accounts have matured or not and whether exercise of such right of set off results in loss of interest or other account agreement.

16. This Guaranty Agreement and the obligations of Guarantor hereunder shall be binding upon the Guarantor, his heirs, successors and assigns.

17. Any notice or demand to Guarantor hereunder or in connection herewith may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, in the U.S. Mail, certified mail, return receipt requested, duly stamped and addressed to the Guarantor at the address of the Guarantor shown below; but the actual notice to the Guarantor, however given or received, shall always be effective upon receipt. The last preceding sentence shall not be construed in any way to affect or impair any waiver of notice or demand herein provided or to require giving notice or demand to or upon Guarantor in any situation or for any reason.

GUARANTORS:

Robert W. Riley, individually
William P. Riley, individually
1200 North Main Street
Indianapolis, IN 46224

18. As used herein and when required by the context, each number (singular and plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires the word "person' or "party" shall include "person, corporation, firm, partnership or association".

19. If any covenant, condition or other provision of this Guaranty Agreement is declared by a court of last resort to be invalid and not binding on Guarantor, such declaration shall in no way affect the validity of the remaining covenants, conditions and provisions of this Guaranty Agreement.

20. This Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and venue in any action arising under this Guaranty Agreement shall be in a court of competent jurisdiction in Volusia County Florida.

21. If this Guaranty Agreement shall be placed in the hands of an attorney for collection or should it be collected by legal proceedings or through any probate proceedings or bankruptcy court, the Guarantor agrees to pay the Lender all reasonable costs, attorneys' and collection fees incurred in connection therewith whether suit be brought or not.

22. This Guaranty Agreement may not be amended except in writing executed by all parties hereto.

23. All rights of Lender hereunder or otherwise arising are separate and cumulative and may be pursued separately, successively, or concurrently, or not pursued, without affecting or

limiting any other right of Lender and without affecting or impairing the liability of Guarantor.

24. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to any applicable laws.

EXECUTED this 11th day of April, 2005.

WITNESSES:	GUARANTORS:
______________________	______________________ Robert W. Riley, Individually
______________________	______________________ William P. Riley, Individually

STATE OF INDIANA
COUNTY OF MARION

The foregoing instrument was acknowledged before me by **Robert W. Riley,** individually, and **William P. Riley,** individually, who are personally known to me or produced identification sufficient under applicable law, and they acknowledged before me that they executed this instrument for the purposes therein described.

DATED this 11TH day of April, 2005.

____
Notary Public - State of Indiana
My Commission Expires:
(Notarial Seal\Stamp)